SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 5, 2006 March 31, 2006

Lakeland Financial Corporation

(Exact name of Registrant as specified in its charter)

Indiana

(State or other jurisdiction of incorporation)

0-11487 (Commission File Number) 202 East Center Street, Warsaw, Indiana (Address of principal offices)	35-1559596 (I.R.S. Employer Identification Number) 46581-1387 (Zip Code)

(574) 267-6144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On March 31, 2006, Robert C. Condon retired from his position as Executive Vice President of Lakeland Financial Corporation (“Lakeland Financial”) and its wholly owned banking subsidiary, Lake City Bank. In connection with Mr. Condon’s service as Executive Vice President, Mr. Condon had entered into a Change in Control Agreement with Lakeland Financial. Upon Mr. Condon’s retirement from service, the Change in Control Agreement terminates. Mr. Condon will not be entitled to receive any payments under the Change in Control Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Form of Change in Control Agreement entered into with Robert C. Condon (incorporated herein by reference to Exhibit 10.3 of Lakeland Financial’s Form 10-K for the fiscal year ended December 31, 2000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2006	LAKELAND FINANCIAL CORPORATION By: /s/ Michael L. Kubacki Michael L. Kubacki President and Principal Executive Officer

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